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                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                January 25, 2002

Board of Trustees
GE Institutional Funds
3003 Summer Street
Stamford, CT 06905

     RE:      GE INSTITUTIONAL FUNDS
              FILE NOS. 333-29337, 811-08257
              ------------------------------

Gentlemen:

     We consent to the reference to our firm under the heading "Fund History and Additional Information - Counsel" in the statement of additional information included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Sincerely,

                                             SUTHERLAND ASBILL & BRENNAN LLP


                                             By:   /S/ David S. Goldstein
                                                 -------------------------------
                                                       David S. Goldstein